UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2008

ARBIOS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-32603	91-1955323
(Commission File Number)	(I.R.S. Employer Identification No.)

1050 Winter Street, Suite 1000 Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 839-7292
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 5, 2008, Arbios Systems, Inc. (the “Company”) announced that it was suspending its operations to focus its efforts on obtaining financing or consummating a strategic transaction. See, Item 8.01 below. In connection with the suspension of its operations, the Company on July 31, 2008 terminated the employment of Shawn Cain, President and Chief Executive Officer, Scott Hayashi, Chief Financial Officer, Jacek Rozga, MD, Ph.D., Chief Scientific Officer, and Susan Papalia, Vice President of Clinical Affairs. Upon the termination of their employments, each of the foregoing officers executed the Company’s standard severance/termination agreement, and each of these officers received a severance payment in the following amount: Shawn Cain ($46,250, representing three month’s salary), Scott Hayashi ($20,833, representing two month’s salary), Jacek Rozga ($33,333, representing two month’s salary), and Susan Papalia ($28,333, representing two month’s salary).

Pursuant to a Consulting Agreement, dated August 1, 2008, Mr. Cain has agreed to continue to provide services to the Company as a part-time consultant for a period of 30 days at a rate of $5,000 per month. The Consulting agreement is renewable for consecutive 30-day periods upon joint agreement. Under the terms of the consulting agreement, Mr. Cain will act as the interim principal executive officer of the company.

Pursuant to a Consulting Agreement, dated August 1, 2008, Mr. Hayashi has agreed to continue to provide services to the Company as a part-time consultant for a period of 30 days at a rate of $5,000 per month. The Consulting agreement is renewable for consecutive 30-day periods upon joint agreement. Mr. Hayashi will act as the Company’s interim Chief Financial Officer.

ITEM 8.01 OTHER EVENTS

On August 5, 2008, the Company issued a press release in which it announced that it would be focusing its day to day operations exclusively on obtaining financing or consummating a strategic transaction and, in connection therewith, that the Company’s employees were released from employment in order to preserve the Company’s remaining cash resources. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Exhibit
10.1	Consulting Agreement, dated August 1, 2008, between the Company and Shawn P. Cain.
10.2	Consulting Agreement, dated August 1, 2008, between the Company and Scott Hayashi.
99.1	Press Release dated August 5, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBIOS SYSTEMS, INC.

Date: August 6, 2008	By:	/s/ SHAWN P. CAIN
Shawn P. Cain, Interim President

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Consulting Agreement, dated August 1, 2008, between the Company and Shawn P. Cain.
10.2	Consulting Agreement, dated August 1, 2008, between the Company and Scott Hayashi.
99.1	Press Release dated August 5, 2008